AMENDMENT TO THE ETF MANAGERS TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature page, to the Amended and Restated Fund Servicing Agreement, dated as of May 1, 2021, (the “Agreement”), is entered into by and between U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”) and ETF MANAGERS TRUST , a Delaware statutory trust (the “Trust”) and ETF MANAGERS GROUP, LLC, a Delaware limited liability company (“ETFMG”) solely with respect to Paragraphs 25 and 26 of the Agreement.
RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add Funds to its Series, and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties hereby agree that

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF MANAGERS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of ETF Managers Trust

ETFMG Prime Junior Silver Miners ETF
ETFMG Prime Cyber Security ETF
ETFMG Prime Mobile Payments ETF
BlueStar Israel Technology ETF
Etho Climate Leadership U.S. ETF
Wedbush ETFMG Global Cloud Technology ETF
Wedbush ETFMG Video Game Tech ETF
AI Powered Equity ETF
ETFMG Sit Ultra Short ETF
ETFMG Travel Tech ETF
ETFMG Treatments, Testing and Advancements ETF
ETFMG Alternative Harvest
ETFMG U.S. Alternative Harvest ETF
ETFMG 2X Alternative Harvest ETF
ETFMG Prime 2x Daily Junior Silver Miners ETF
ETFMG Prime 2x Daily Inverse Junior Silver Miners ETF
ETFMG 2x Daily Travel Tech ETF
ETFMG 2x Daily Video Game Tech ETF
ETFMG Breakwave Sea Decarbonization Tech ETF
ETFMG Real Estate Tech ETF
ETFMG 2X Daily Inverse Alternative Harvest ETF

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